Exhibit 23.1






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in Amendment No. 1 to the registration statement on Form SB-2 (File No. 333-109522) of our report dated August 13, 2003 on our audit of the consolidated financial statements of WPCS International Incorporated as of and for the year ended April 30, 2003. We also consent to the reference to our Firm under the caption "Experts."



/s/J.H.Cohn LLP

Roseland, New Jersey
February 3, 2004